Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email:audit@onestop-audit.com Website: www.onestop-audit.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated November 27, 2024, except for Notes 1, 11, and 13, and the effects of the resulting retrospective adjustments, as to which the date is July 8, 2025, in the Registration Statement on Form F-1, under the Securities Act of 1933, with respect to the consolidated balance sheets of ELC Group Holdings Ltd. and its subsidiary (collectively, the “Company”) as of June 30, 2024 and 2023, the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended June 30, 2024 and the related notes (collectively referred to as the “financial statements”).

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Onestop Assurance PAC

Singapore

August 25, 2025